Exhibit 21.01
EASTMAN CHEMICAL COMPANY SUBSIDIARIES
NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION

Cendian Argentina, S.R.L.	Argentina
Eastman Administración, S.A. de C.V.	Mexico
Eastman Belgium B.V.B.A.	Belgium (Kallo)
Eastman Benelux B.V.B.A.	Belgium (Kallo)
Eastman Cayman Financial Services Limited	Cayman Islands
Eastman Chemical Argentina S.R.L.	Argentina
Eastman Chemical, Asia Pacific Pte. Ltd.	Singapore
Eastman Chemical (Malaysia) Sdn. Bhd.	Malaysia
Eastman Chemical B.V.	Netherlands
Eastman Chemical Canada, Inc.	Canada
Eastman Chemical Canada Distribution Company	Nova Scotia
Eastman Chemical Company Foundation, Inc.	Delaware
Eastman Chemical Company Investments, Inc.	Delaware
Eastman Chemical Deutschland GmbH	Germany
Eastman Chemical do Brasil Ltda	Brazil - partnership
Eastman Chemical, Europe, Middle East, and Africa, Ltd	Delaware
Eastman Chemical England	United Kingdom
Eastman Chemical Europoort, B.V.	Netherlands
Eastman Chemical Financial Corporation	Delaware
Eastman Chemical HK Limited	Hong Kong
Eastman Chemical Holding GmbH	Germany
Eastman Chemical Holdings, S.A. de C.V.	Mexico
Eastman Chemical Holdings Spain, S.L.	Spain
Eastman Chemical International AG	Switzerland
Eastman Chemical Italia S.r.l.	Italy
Eastman Chemical Japan Limited	Japan
Eastman Chemical Korea Ltd.	Korea
Eastman Chemical Latin America, Inc.	Delaware
Eastman Chemical Ltd.	New York
Eastman Chemical Luxembourg S.a.r.l.	Luxembourg
Eastman Chemical Middelburg, B.V.	Netherlands
Eastman Chemical Regional Pte. Ltd.	Singapore
Eastman Chemical Regional UK	United Kingdom
Eastman Chemical Resins, Inc.	Delaware
Eastman Chemical Singapore Pte. Ltd.	Singapore
Eastman Chemical Uruapan, S.A. de C.V.	Mexico
Eastman Chemical Workington Ltd.	United Kingdom

  204

Exhibit 21.01
EASTMAN CHEMICAL COMPANY SUBSIDIARIES
NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION

Eastman Cogen Management L.L.C.	Texas
Eastman Cogeneration L.P.	Texas
Eastman Company	Delaware
Eastman Company UK Limited	United Kingdom
Eastman do Brasil Ltda.	Brazil
Eastman Espana S. L.	Spain
Eastman Gasification Services Company	Delaware
Eastman International Management Company	Tennessee
Eastman Malta Limited	Malta
Eastman Chemical EMEA B.V.	Netherlands
Eastman Servicios Corporativos, S.A. de C.V.	Mexico
Eastman (Shanghai) Chemical Commercial Co., Ltd.	China
Eastman Spain L.L.C.	Delaware
EGSC Beaumont, Inc.	Delaware
EGSC Louisiana, Inc	Delaware
Enterprise Genetics, Inc.	Nevada
GLC Associates	Nevada
Hartlepet Limited	United Kingdom
Holston Defense Corporation	Virginia
Jager Chemie France S.A.R.L.	France
Kingsport Hotel, L.L.C.	Tennessee
McWhorter Holdings Ltd.	United Kingdom
Mustang Pipeline Company	Texas
Nanjing Yangzi Eastman Chemical Ltd.	China
Pinto Pipeline Company of Texas	Texas
Primester	New York
Qilu Eastman Specialty Chemicals, Ltd	China
TX Energy, LLC	Delaware
Voridian International, Limited	United Kingdom
Workington Investments Limited	United Kingdom

205